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                                                                   EXHIBIT 10.27

                           AGREEMENT OF DEVELOPMENT OF
                             DEMONSTRATION SOFTWARE

THIS AGREEMENT (the "Agreement") is executed as of this 25th day of January 1999 ("Execution Date") between Toshiba Corporation with offices at 1-1, Shibaura 1-Chome, Minato-ku, Tokyo 105-8001, Japan ("Toshiba") and Wink Communications, Inc., a California corporation with offices at 1001 Marina Village Parkway, Alameda, CA 94501, U.S.A. ("Wink").

                                   BACKGROUND

1. Toshiba and Wink (hereafter "Parties") have concluded "Wink Engine License Agreement" on September 30, 1997, pursuant to which Wink is licensing its interactive television software "Wink Engine version 1.x" to Toshiba and Toshiba is selling interactive television receivers using the said software.

2. Toshiba wishes to develop more advanced interactive television receivers using more enhanced software "Wink Engine version 2.0" and an associated authoring tool "Wink Studio version 2.0" (hereafter collectively "version 2.0") which Wink wishes to develop under this Agreement. Detailed specification of the version 2.0 is under discussion between the Parties.

3. Meanwhile, Toshiba wishes to evaluate demonstration software of the version 2.0 for the purpose of sales promotion of the version 2.0, and the Parties have agreed on the specification of the demonstration software of the version v2.0.

4. It is the intent but not obligation of the Parties that a separate license agreement shall be concluded regarding the version 2.0 in the near future when the specification of the version 2.0 is agreed upon and that this Agreement may be possibly superseded by the said license agreement.

5. Since development of the demonstration software has been agreed upon by the Parties and since the license agreement of the version 2.0 is not yet practical, the Parties execute this Agreement to memorize the agreement between the Parties regarding development of the demonstration software.

                                    AGREEMENT

1.      DEVELOPMENT

Wink agrees to develop the demonstration software for the version 2.0 (hereafter the "Demonstration Software") as listed in Exhibit A (entitled "Development items for Demonstration Software") in accordance with the mutuall-agreed-upon specification by the end of June 1998, and releases a follow-up version to Toshiba in object code form by the end of July 1998.

2.      LICENSES

Wink hereby grants to Toshiba a right to copy and use the Demonstration Software for demonstration purposes. In case that Toshiba should want in the future to use the Demonstration Software in Toshiba's products for sales or for other ways of business, the Parties shall faithfully negotiate to conclude the license agreement as mentioned in BACKGROUND 4, above.


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3.      PAYMENT

Toshiba shall pay US $76,000.00 within 30 days after the Execution Date of this Agreement. Wink agrees that, if any income taxes are imposed by the Japanese government on the payment to be made under this Agreement, Toshiba shall withhold such amount of taxes and pay the withheld amount to the Japanese tax authorities to the extent that Toshiba is legally required to do so. Toshiba shall send tax certificates issued by such Japanese tax authorities in order for Wink to fully receive tax credit against the US tax authorities.

4.      TERM

Upon execution of this Agreement, this Agreement shall retroactively become effective as of June 1, 1998 and continue to be effective until terminated by Toshiba upon a thirty (30) days written notice.

5.      CONFIDENTIALITY

Any information furnished by the disclosing party to the receiving party pursuant to this Agreement and clearly identified as confidential by the disclosing party shall be deemed confidential information (hereinafter "Confidential Information"). The receiving party agrees not to disclose the Confidential Information to third parties for a period of five (5) years after the receipt of such Confidential Information. For Confidential Information which is orally disclosed, the disclosing party shall indicate to the receiving party at the time of disclosure the confidential nature of the information and write down such information and deliver it to the receiving party in writing within fifteen (15) days after such disclosure. Notwithstanding above, the confidential obligation shall not apply to the information which:

        (1) is or becomes part of the public domain through no fault or breach on the part of the receiving party;

        (2) is known to the receiving party prior to the disclosure by the disclosing party;

        (3) is subsequently rightfully obtained by the receiving party from a third party who has the legal right to disclose it;

        (4) is independently developed by the receiving party without the use of any Confidential Information or any breach of this Agreement;

        (5) is required to be disclosed by judicial action provided that the receiving party has first given the disclosing party reasonable notice of such requirement and fully cooperates with the disclosing party in seeking confidential treatment for any such disclosure;

        (6)     the disclosure is approved by the disclosing party in writing.


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6.      INDEMNITY

Wink will indemnify Toshiba against any and all third party claims of infringement of intellectual property rights which may be asserted against Toshiba on the grounds that the Demonstration Software infringes upon such third party's intellectual property rights. Wink will have the right to defend against, control the defense of, and settle any action based upon any such claims. Wink will bear all costs and expenses, including reasonable attorney's fees, incurred in connection with the defense of any such claims or as a result of any settlement made or judgment rendered on the basis of such claims. If any legal action alleging infringement is commenced or any threat thereof is made against Toshiba, Wink shall, at its expense and at its option, either secure for Toshiba the right to continue to use the Demonstration Software or replace or modify the Demonstration Software so that it no longer constitutes an infringement.

7.      GOVERNING LAW; DISPUTE RESOLUTION

This Agreement shall be governed by and construed under the laws of the State of California, without referece to conflict of laws principles. Any dispute or claim arising out of or relation to this Agreement, or the interpretation, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by three arbitrators appointed in accordance with the said Rules. Judgment on the award rendered maybe entered in any court having jurisdiction thereof. The arbitration shall be conducted in English and take place in USA if initiated by Toshiba, and in Japan if initiated by Wink.

8.      EXPORT CONTROL

Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of U.S.A. and Japan without the prior authorization form the appropriate governmental authorities.


IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Amendment as of the Execution Date.


WINK COMMUNICATIONS, INC.                   TOSHIBA CORPORATION

By:                                         By:

Name:                                       Name:

Title:  President & CEO                     Title: GENERAL MANAGER
                                                   AOI GROUP


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                                   EXHIBIT A
                  DEVELOPMENT ITEMS FOR DEMONSTRATION SOFTWARE


                               Display resolution
                                  Color system
                            JPEG/PNG graphic support
                            Cursor-moved event script
                          Resident Japanese font sizes
                          Increased Japanese font sizes
                          Improvement of resident icons
                               Gradient fill hint
                                 Wallpaper hint


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                                AMENDMENT NO.1 TO
                            AGREEMENT OF DEVELOPMENT
                            OF DEMONSTRATION SOFTWARE

        THIS AMENDMENT (the "Amendment") hereby mends the terms and conditions of the "Agreement of Development of Demonstration Software" executed as of the 25th day of January 1999 (the "Agreement") between Wink Communications, Inc., a California corporation with offices at 1001 Marina Village Parkway, Alameda, CA 94501, U.S.A. ("Wink") and Toshiba Corporation with offices at 14 Shibaura, 1-Chome, Minato-ku, Tokyo 105-8001, Japan ("Toshiba"). The Amendment is effective by the parties as of this 23rd day of February 1999 ("Execution Date").

        Whereas Wink and Toshiba concluded the Agreement and completed development and payment in accordance with the Agreement.

        Now Toshiba desires and Wink agrees to add more features to the Demonstration Software in the Agreement, as provided in this Amendment.

        Unless specifically amended in this Amendment, all terms of the Agreement remain in force.

                                    AMENDMENT

1.      Added development items

        Exhibit A (entitled "Development items for Demonstration Software") of the Agreement shall be added with the items (hereafter "Added Development Items") listed in Exhibit A' in this Amendment.

        Wink shall develop these Added Development Items in accordance with the mutually-agreed- upon specification and release to Toshiba in object code form (hereafter "Release") by the end of March, 1999.

2.      Payment

        Toshiba shall pay to Wink US $150,000 for the Release of the Added Development Items within 30 days after test and acceptance of the Release. All provisions in "3. Payment" of the Agreement remain in force.


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IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Amendment as of the Execution Date.

WINK COMMUNICATIONS, INC.                  TOSHIBA CORPORATION
By:                                        By:
Name:                                      Name:
Title:                                     Title:


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                                    EXHIBIT A
                             ADDED DEVELOPMENT ITEMS


The following features shall be added on the Demonstration Software for Wink Engine version 2.0. In addition, all the features of Demonstration Software in the Agreement shall be supported by the Demonstration Software for Wink Studio version 2.0 in its simulator.


                           Added Japanese Font Styles
                                Translucent Hint
                          Blinking Cursor in Entryfield
                     Character Alignment Hint in Entryfield
               Hint to Map Select Button on List/Entryfield Object
                          Vertical Auto-Scrolling Lists
                       TCP/IP Support for On-line Sessions
                      Second Level Kanji Characters in ROM
                                  Smooth Scroll
                          Improvement of Resident Icons
                      Improvement of Resident Icons (Set 2)
                            Memory Available Capacity
                                Memo Application
                          Application in Cache Command
                      Multiple Application Request Command
                          Flash Memory Table Management
                     Check Applications Update Flag Command
                       Flash Memory Table Refresh Command
                                  IT1.x On-line
                                   App Support
                                   with Cache
                                 Feature IT 1.x
                                     VBI APP
                                  Support with
                                  Cache Feature
                               Display Resolution
                       Vertical Auto-Scrolling Text Object
                             Simple Resonse Support